NUMBER                     OPTICAL CONCEPTS OF                            SHARES

COMMON STOCK                AMERICA, INC.

PAR VALUE $.001
                                                      CUSIP 68382Q 10 7
                                        SEE REVERSE SIDE FOR CERTAIN DEFINITIONS

              INCORPORATED UNDER THE LAWS OF THE STATE OF FLORIDA


     THIS CERTIFIES THAT



     Is the owner of

    Fully Paid and Non-Assessable Shares of Common Stock, of Optical Concepts
     of America, Inc., transferable only on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar. Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.



Date                (SEAL)

                                               /s/ Jan Kaplan
                                               --------------
                                                 President